UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

(770) 951-6450

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 28, 2013, the Board of Directors of Gentiva Health Services, Inc. (the “Company”) promoted David A. Causby as its Executive Vice President and Chief Operating Officer, effective October 28, 2013. Mr. Causby, age 41, has served as senior vice president and president, home health division, of the Company since May 2011. He served as senior vice president of operations for the home health division from 2008 to May 2011. He previously held various other positions with the Company, including vice president of operations for the home health division and vice president of operations for the western region and the Carolinas region. He joined The Healthfield Group, Inc. in 2003 as assistant vice president for the Carolinas prior to its acquisition by the Company. In connection with Mr. Causby’s promotion, the Company increased his annual base salary to $550,000, effective October 28, 2013. Mr. Causby is also a participant in the Company’s Executive Officers Bonus Plan and 2004 Equity Incentive Plan and is a party with the Company to a Change in Control Agreement, Severance Agreement and Indemnification Agreement, all as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 28, 2013.

(e) On October 28, 2013, the Board of Directors of the Company adopted a new form of change in control agreement to replace, upon expiration, the current change in control agreements with the following officers: Rodney D. Windley, Executive Chairman; Tony Strange, Chief Executive Officer and President; Eric R. Slusser, Executive Vice President, Chief Financial Officer and Treasurer; John N. Camperlengo, Senior Vice President, General Counsel and Secretary; David A. Causby, Executive Vice President, Chief Operating Officer; Jeff Shaner, Senior Vice President, President of Operations; Dr. Charlotte A. Weaver, Senior Vice President, Chief Clinical Officer; and David Gieringer, Vice President, Controller and Chief Accounting Officer. The current change in control agreements are scheduled to expire on February 26, 2014, unless terminated earlier pursuant to the terms of the change in control agreements. The term of the new change in control agreements will expire on February 26, 2017, unless terminated earlier pursuant to the terms of those agreements.

The new change in control agreements provide for substantially the same benefits as the prior agreements, with the exception of the following principal changes: (i) the definition of Change in Control was modified to clarify that a Change in Control is deemed to not have occurred unless such event constitutes a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (the “Code”); (ii) the definition of “Cause” was expanded to include a plea of guilty or nolo contendere of a felony; (iii) the change in control agreements were revised to clarify that a reduction in benefits under the Company’s employee benefit plans that are maintained for the Company’s non-executive employees and that apply equally to all participants in the plans shall not constitute “Good Reason” for termination by the Executive; (iv) the change in control agreements were revised to provide that payments to an Executive for termination of employment for Cause or by the Executive for Good Reason within a Protection Period (each as defined in the change in control agreements) would be in a lump sum and would include any earned but unused paid time off in accordance with the Company’s general paid time off policy, and that the Executive would be responsible for any Federal, state or local tax with respect to the continuation of insurance benefits upon termination of employment for Cause or by the Executive for Good Reason within a Protection Period.

The above summary is qualified in its entirety by reference to the form of change in control agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

/s/ John N. Camperlengo John N. Camperlengo Senior Vice President, General Counsel and Secretary

Date: October 31, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Change in Control Agreement